Exhibit 99.4

M.D.C. HOLDINGS, INC.

OFFER TO REPRICE OPTIONS

NOTICE OF WITHDRAWAL

FROM THE OFFER

The undersigned previously received a copy of the Offering Memorandum together with (i) the Memorandum from David D. Mandarich, President and Chief Operating Officer of M.D.C. Holdings, Inc. (“MDC”) dated March 26, 2008; and (ii) a Letter of Transmittal. The undersigned completed, signed and returned the Letter of Transmittal, in which he or she has elected to MDC’s offer to reprice (the “Offer”) some or all of the undersigned’s outstanding options. The undersigned now wishes to change that election and reject MDC’s Offer to reprice his or her outstanding options. The undersigned understands that by signing this Notice of Withdrawal and delivering it to Continental Stock Transfer & Trust Company (the “Option Agent”) by the Expiration Date, that being 5:00 p.m. New York time on the date of the 2008 Annual Meeting of Shareowners (or any adjournment or postponement thereof), the undersigned will be able to withdraw his or her acceptance of the Offer and instead reject the Offer to reprice his or her outstanding options. The undersigned has read and understands all the terms and conditions of the Offer. The undersigned has read and understands the instructions attached to this Notice of Withdrawal.

The undersigned understands that in order to withdraw his or her acceptance of the Offer, the undersigned must complete, sign and date this Notice of Withdrawal and deliver it so that it is received by Continental Stock Transfer & Trust Company, Attn: Reorganization Department, 17 Battery Park, 8th Floor, New York, NY 10004, by the Expiration Date.

The undersigned understands that by withdrawing his or her acceptance of the Offer to reprice his or her outstanding options, the undersigned will not have the exercise price of his or her options recalculated based on the closing market price of MDC’s common stock on the Expiration Date pursuant to the Offer, and he or she will keep the outstanding options that he or she has at their original exercise price. These outstanding options will continue to be governed by the 2001 Plan and by the existing option agreement or agreements between MDC and the undersigned.

The undersigned understands that by timely submitting this Notice of Withdrawal, the undersigned will be withdrawing all previously tendered outstanding options from the election to reprice. The undersigned understands that he or she may subsequently change this election, and once again accept the Offer to reprice outstanding options, by submitting a new Letter of Transmittal by hand delivery or by mail to Continental Stock Transfer & Trust Company, Attn: Reorganization Department, 17 Battery Park, 8th Floor, 8th Floor, New York, NY 10004, by the Expiration Date.

All capital terms used herein and not defined herein, shall have the meaning ascribed to them in the Offering Memorandum. The undersigned has signed this Notice of Withdrawal and printed his or her name exactly as it appears on the Letter of Transmittal.

Signature (optionholder)

Name (Please Print)	Date and Time

RETURN BY HAND DELIVERY OR BY MAIL TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ATTN: REORGANIZATION DEPARTMENT, 17 BATTERY PARK, 8th FLOOR, NEW YORK, NY 10004.

IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED ELIGIBLE OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE OF WITHDRAWAL.

INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL FROM THE OFFER

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Notice of Withdrawal from the Offer.

A properly completed and executed Notice of Withdrawal must be delivered either by mail or by hand delivery to Continental Stock Transfer & Trust Company, Attn: Reorganization Department, 17 Battery Park, 8th Floor, New York, NY 10004, so that it is received by 5:00 p.m. New York time on the Expiration Date.

The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Option Agent. In all cases, you should allow sufficient time to ensure timely delivery.

Although by submitting a Notice of Withdrawal you will have withdrawn all of your tendered outstanding options from the Offer, you may change your mind and re-accept the Offer at any time until 5:00 p.m. New York time on the Expiration Date. To change your mind and elect to participate in the Offer, you must deliver a new completed, signed and dated Letter of Transmittal to the Option Agent, while you still have the right to participate in the Offer. Your outstanding options will not be properly tendered for purposes of the Offer unless the withdrawn outstanding options are properly re-tendered before the Expiration Date following the procedures described in the instructions to the Letter of Transmittal.

If you wish to change your election with respect only to particular outstanding options, you should submit a new Letter of Transmittal instead of this Notice of Withdrawal. As noted in the Offering Memorandum, you may select individual outstanding options to be tendered for repricing. You do not have to tender all of your outstanding options, but for each individual eligible option you do choose to tender, you must tender the entire option. You may not tender an option in part – any attempt to tender an option in part will be deemed to be a tender of the entire option. You may change your mind about which individual outstanding options you would like to tender for repricing. To change your election regarding a particular option you previously tendered while continuing to elect to participate in the Offer, you must deliver to the Option Agent a completed, signed and dated new Letter of Transmittal on or prior to 5:00 p.m. New York time on the Expiration Date. Upon receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Letter of Transmittal.

By signing this Notice of Withdrawal, you waive any right to receive any notice from MDC of any defects or irregularities in your submitted Notice of Withdrawal.

2.	Signatures on this Notice of Withdrawal.

Your signature on this Notice of Withdrawal must correspond with the name and signature on your Letter of Transmittal without alteration, enlargement or any change whatsoever. If your name has been legally changed since your submission of the Letter of Transmittal, please submit proof of the legal name change.

3.	Other Information on this Notice of Withdrawal.

In addition to signing this Notice of Withdrawal and printing your name, you must indicate the date and time at which you signed.

4.	Requests for Assistance or Additional Copies.

Any questions or requests for assistance, as well as requests for additional copies of the Offering Memorandum or this Notice of Withdrawal may be directed in writing to Christopher M. McManus, Asst. Corporate Counsel at MDC or to Joseph H. Fretz, Secretary and Corporate Counsel of MDC, at 4350 South Monaco Street, Suite 500, Denver, CO 802037, or by telephone at (303) 773-1100. Copies will be furnished promptly at MDC’s expense.

5.	Irregularities.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice of Withdrawal will be determined by MDC in its sole discretion. MDC’s determinations shall be final and binding on all parties. MDC reserves the right to reject any or all Notices of Withdrawal that MDC determines not to be in proper form or the acceptance of which may, in the opinion of MDC’s counsel, be unlawful. MDC also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and MDC’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a Notice of Withdrawal must be cured within the time as MDC shall determine. Neither MDC nor any other person is or will be obligated to give notice of any defects or irregularities in a Notice of Withdrawal, and no person will incur any liability for failure to give any such notice.

6.	Additional Documents to Read.

You should be sure to read the Offering Memorandum, all documents referenced therein, the Memorandum from David D. Mandarich, MDC’s President and Chief Operating Officer dated March 26, 2008 and the Letter of Transmittal before making any decisions regarding participation in, or withdrawal from, the Offer.

7.	Important Tax Information.

You should refer to Section 14 of the Offering Memorandum, which contains important U.S. federal income tax information.

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